EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made as of July, 31, 1998, by and between BANKNORTH GROUP, INC., a Delaware corporation (the "Company") and GEORGE W. DOUGAN (the "Executive").

                                 WITNESSETH:

      WHEREAS, the Company has entered into an Affiliation Agreement and Plan of Reorganization and a related Agreement and Plan of Merger (together, the "Merger Agreement"), with Evergreen Bancorp, Inc. ("Evergreen"), dated as of July 31, 1998, providing for the merger of Evergreen with and into the Company (the "Merger"); and

      WHEREAS, the Executive currently serves as Chairman of the Board and Chief Executive Officer of Evergreen;

      WHEREAS, the Company believes that the Executive's experience as the Chairman of the Board and Chief Executive Officer of Evergreen and his knowledge of and reputation in the markets currently served by Evergreen would be of great value to the Company after the Merger; and

      WHEREAS, the parties hereto desire to provide for the Executive's employment by the Company upon and following consummation of the Merger;

      NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:

      1. Employment. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company on the terms and conditions hereinafter set forth.

      2. Duties. During the term of the Executive's employment hereunder, the Executive shall serve, subject to the supervision and direction of the President and the Board of Directors of the Company, as the Vice Chairman and shall focus on strategic planning, merger and acquisition opportunities and identification and solicitation of new business.

      3. Commencement Date and Term. The commencement date (the "Commencement Date") of this Agreement shall be the date upon which the Merger becomes effective. Subject to the provisions of Section 5, the term of the Executive's employment hereunder shall be for three (3) years from the Commencement Date. The last day of such term is herein sometimes referred to as the "Expiration Date."

      4. Compensation and Benefits. The compensation and benefits payable by the Company to the Executive under this Agreement shall be as follows:

            (a) Salary. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary at the rate of $225,000 per year (the "Base Compensation"). The Executive's salary shall be payable in periodic installments in accordance with the Company's usual practices for its senior executives.

            (b) Regular Benefits; Bonuses. The Executive shall also be entitled to participate in the Company's Management Incentive Compensation Plan and Equity Compensation Plan, as each may be from time to time in effect, upon the same terms and conditions as other senior executives of the Company. Such participation shall be subject to (i) the terms of the applicable plan documents and applicable federal and state laws, (ii) generally applicable policies of the Company, and (iii) the discretion of the Board of Directors of the Company or any administrative or other committee as provided for in or contemplated by such plan. The parties hereto agree that for the purpose of calculating bonus compensation under the Banknorth Group, Inc. Management Incentive Compensation Plan, the Executive shall have the same Grade Level and Target Award (expressed as a percentage of base salary) as the Chief Financial Officer of the Company.

            (c) Business Expenses. The Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Company.

            (d) Vacation. The Executive shall be entitled to four (4) weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Company, which approval shall not be unreasonably withheld. Such vacation shall be pro-rated for any employment period less than a full year.

            (e) Executive's Home. To facilitate the relocation of the Executive, at such time as may be mutually agreed to by the Company and the Executive, the Company shall, within thirty (30) days after the Commencement Date, purchase the Executive's home for its then market value as determined by an independent, professional appraiser. The Company shall pay all real estate transfer recordation fees incurred in connection with such purchase.

      5.    Termination by the Company.
            ---------------------------

      (a) Death or Disability. In the event of the Executive's death or disability (as defined below), this Agreement shall terminate immediately and the Company shall be obligated only to pay compensation or other benefits actually earned or accrued through such date, without prejudice to any other rights or benefits that the Executive is entitled to as a consequence thereof. "Disability" means the Executive's probable and expected inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis for a period of six (6) months. The determination of whether the Executive suffers a Disability shall be made by a physician reasonably acceptable to both the Executive (or his personal representative) and the Company.

      (b) Termination for Cause. The Company may terminate this Agreement and the Executive's employment hereunder immediately for (i) any intentional acts or conduct by the Executive involving moral turpitude; (ii) any gross negligence by the Executive in complying with the terms of this Agreement or in performing his duties for the Company; (iii) any intentional act of dishonesty in the performance of his duties for the Company; (iv) deliberate and intentional refusal by the Executive during the term of this Agreement, other than by reason of incapacity due to illness or accident, to obey lawful directives from the Board of Directors, or if the Executive shall have breached any obligation under this Agreement and such breach of this Agreement shall result in a demonstrable, material injury to the Company, and the Executive shall have failed to remedy such alleged breach within ten
(10) days from his receipt of written notice from the Secretary of the Company demanding that he remedy such alleged breach. In the event of a termination pursuant to this Subsection 5(b), the Executive will not be entitled to any further benefits or compensation under this Agreement.

      (c) Termination by Notice. The Company shall have the additional right to terminate this Agreement and the Executive's employment without cause by giving the Executive written notice of termination. Such termination will be effective immediately upon receipt of notice by the Executive or on such other date as is stated in the notice. In the event of a termination pursuant to this Subsection 5(c), the Executive will be entitled only to continuation of his Base Compensation and the payment of the bonus compensation as provided in Section 4(b) (including the Grade Level and Target Award as specified therein), calculated based upon the Executive's Base Compensation on the date of termination, for the remainder of the original term of this Agreement.

      6.    Termination by the Executive.
            -----------------------------

      (a) Termination With Good Reason. The Executive may terminate his employment if he determines, in good faith, that there has been a significant reduction in the authorities, powers, functions, duties or responsibilities assigned to him pursuant to Section 2, or because of any other material breach by the Company of the terms hereof. In the event of any such alleged breach, the Executive shall specify by written notice, within a reasonable time not to exceed, except in the case of a continuing breach, thirty (30) days after the event giving rise to the notice, to the Company of the breach relied on for such termination. The Company shall have thirty (30) days from the receipt of such notice to cure such alleged breach. If the Executive remains unsatisfied that the action taken by the Company cures the alleged breach, the matter shall be determined by binding arbitration through an arbitrator approved by the American Arbitration Association or other arbitrator mutually acceptable to the parties. If the arbitrator determines that there was a breach and that it was not adequately cured within the time permitted, then the Executive's employment hereunder shall be deemed terminated upon written notice to that effect given to the Company by the Executive, and the Executive shall thereupon be entitled to the benefits and remedies specified in Subsection 5(c) of this Agreement.

      (b) Termination Without Good Reason. In addition, the Executive may terminate his employment without good reason at any time by giving thirty
(30) days notice in writing. Upon the effective date of such notice the Company will not owe the Executive any compensation or benefits except as required by law, except for compensation or benefits actually earned or accrued through the date of termination.

      7. Effect of Termination. Notwithstanding any other provision of this Agreement, the Executive agrees that upon termination of this Agreement, he shall continue to be bound by the terms of Sections 8, 9 and 10 hereof.

      8.    Covenant Not to Compete.  (a)  Covenant.  For a period of two
(2) years following the expiration or termination of this Agreement for any reason, the Executive shall not serve as an officer or director of a depository financial institution (including any holding company thereof) that is not an affiliate of the Company and that is located or has an office or offices in any of the towns in the states of Vermont, New Hampshire, Massachusetts, or New York in which the Company or any of its subsidiaries maintains banking offices.

      (b) Injunctive Relief. The Executive acknowledges that through his employment with the Company he has and will have access to valuable confidential information of the Company as well as the opportunity to build good will among the Company's customer base and those of its subsidiary banks. The Executive acknowledges that the covenant not to compete is a reasonable means of protecting and preserving the Company's investment in the Executive, its confidential information and customer good will. The Executive agrees that any breach of this covenant may result in irreparable damage and injury to the Company, and that the Company will be entitled to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond.

      (c) Enforceability of Covenant. The Executive and the Company agree that the Executive's obligations under the covenant not to compete contained herein is separate and distinct from other provisions of this Agreement, and the failure or alleged failure of the Company to perform its obligations under any other provisions of this Agreement (other than its payment obligations hereunder) shall not constitute a defense to the enforceability of this covenant not to compete.

      9.    Covenant Not to Solicit.
            ------------------------

      (a) Special Value of the Executive's Services. The parties acknowledge: (i) that the Company is engaged in the business of banking throughout Vermont, New Hampshire, Massachusetts, and in the northern and eastern parts of upstate New York, (ii) that the Executive's services under this Agreement require special expertise and talent in the area of management in the aforementioned business; (iii) that such expertise has been built up over the years; (iv) that the Executive has been well compensated and will continue to be well compensated under this Agreement for the expertise and knowledge which he possesses; and (v) that due to the Executive's special experience and talent, the loss of the Executive's services to the Company under this Agreement cannot be reasonably or adequately compensated by damages in an action at law.

      (b) Non-Solicitation of Customers. For a period of two (2) years following the expiration or termination of this Agreement for any reason, the Executive shall not attempt to solicit or accept, directly or by assisting others, any business from the customers or prospective customers of the Company (or any of its subsidiaries) whom the Executive has served or solicited on behalf of the Company during the course of his employment hereunder.

      (c) Injunctive Relief. The Executive acknowledges that the covenant not to solicit contained herein is a reasonable means of protecting and preserving the Company's investment in the Executive. The Executive agrees that any breach of this covenant may result in irreparable damage and injury to the Company, and that the Company will be entitled to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond.

      (d) Enforceability of Covenant. The Executive and the Company agree that the Executive's obligations under the covenant not to solicit contained herein is separate and distinct from other provisions of this Agreement, and the failure or alleged failure of the Company to perform its obligations under any other provisions of this Agreement (other than its payment obligations hereunder) shall not constitute a defense to the enforceability of this covenant not to solicit.

      10.   Nondisclosure of Confidential Information.
            ------------------------------------------

      (a) Confidential Information Defined. As used in this Agreement, the term "Confidential Information" shall mean all information that is not generally disclosed or known to persons not employed by the Company, and shall include, without limitation, any customer lists or customer account information of the Company and any non-public matters concerning the financial affairs and management of the Company.

      (b) Nondisclosure of Confidential Information. Throughout the term of this Agreement and any renewal periods hereunder, and for a period of two
(2) years following the expiration or termination of this Agreement, the Executive shall not, either directly or indirectly, transmit or disclose any Confidential Information to any person, concern or entity.

       (c) Injunctive Relief. Executive acknowledges that the nondisclosure covenant contained herein is a reasonable means of protecting and preserving the Company's interest in the confidentiality of the Confidential Information. The Executive agrees that any breach of such covenant may result in irreparable damage and injury to the Company and that the Company will be entitled to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond.

      (d) Enforceability of Covenant. The Executive and the Company agree that the Executive's obligations under the nondisclosure covenant contained herein is separate and distinct from other provisions of this Agreement, and the failure or alleged failure of the Company to perform its obligations under any provisions of this Agreement (other than its payment obligations hereunder) shall not constitute a defense to the enforceability of the nondisclosure covenant.

      11. Withholding. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

      12. Supplemental Executive Retirement Plan Benefit; Certain Other Benefits. Notwithstanding anything to the contrary in the Evergreen Bancorp, Inc. Supplemental Executive Retirement Plan (the "SERP") or the Employment Agreement by and between Evergreen and the Executive, dated December 19, 1996 (the "Evergreen Employment Agreement"), the Executive shall be entitled to commence receiving actuarially adjusted (in accordance with the terms of the SERP) Early Retirement benefit payments under the SERP as of April 1, 1999. The Company and the Executive agree that (a) the Executive waives his right to (i) continued health and life insurance coverage under Section 13(c)(ii)(C) of the Evergreen Employment Agreement,
(ii) additional compensation and employment credit for purposes of the SERP and other retirement plans under Sections 13(c)(ii)(D) and 13(c)(ii)(E) of the Evergreen Employment Agreement and (iii) the vesting of his accrued benefit under the SERP upon the occurrence of a "Change in Control" (within the meaning of the SERP and the Evergreen Employment Agreement), and (b) that the benefits waived pursuant to the preceding clause (a) will not be treated as "Severance Payments" for purposes of calculating the limitation imposed by Section 13(c)(ii)(G) of the Evergreen Employment Agreement.
After the Commencement Date, the Executive shall accrue no additional benefits under the SERP; provided, however, that the Executive's accrued benefit (determined based on the Executive's service and compensation through the Commencement Date) under the SERP shall become fully vested as of the earlier of (i) the Executive's Disability (within the meaning of the SERP), or (ii) March 7, 1999, provided that the Executive does not voluntarily terminate his employment with the Company other than for Good Reason prior to such date. In the event of the Executive's death on or after the Commencement Date and before March 7, 1999, the Executive shall be treated for purposes of Section 6.3 of the SERP as an "Active Participant" on the date of his death. Notwithstanding Section 3 hereof, the second sentence of this Section 12 shall be effective as of the date hereof.

      13. Assignment; Successors and Assigns, etc. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Company may assign its rights under this Agreement without the consent of the Executive in the event the Company shall hereafter effect a reorganization, consolidate with or merge into any other person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Company of all payments due him under this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if he fails to make such designation).

      14. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      15. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

      16. Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main office, attention of the Secretary.

      17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

      18. Governing Law. This is a Vermont contract and shall be construed under and be governed in all respects by the laws of the State of Vermont without regard to choice or conflict of law principles.

      IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Executive and by the Company, by its duly authorized officer, as of the date first above written.


                                  /s/ George W. Dougan
                                  ----------------------------------------
                                  GEORGE W. DOUGAN

                                  BANKNORTH GROUP, INC.

                                  By: /s/ William H. Chadwick
                                      ------------------------------------
                                  Its: President & Chief Executive Officer
                                       -----------------------------------


                       ACKNOWLEDGMENT  OF ARBITRATION

      Each party understands that Section 6(a) of this agreement sets forth an agreement to arbitrate. After signing this document, each party understands that they will not be able to bring a lawsuit concerning any dispute that may arise which is covered by such Section, unless it involves a question of constitutional or civil rights. Instead, each party agrees to submit any such dispute to an arbitrator as set forth in such Section.



                                  BANKNORTH GROUP, INC.

/s/ George W. Dougan              By: /s/ William H. Chadwick
-----------------------------         -------------------------------
George W. Dougan
                                  Its: President & Chief Executive Officer
                                       -----------------------------------




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